As filed with the Securities and Exchange Commission on July 16, 2010

Registration No. 333-111768

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in its charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower

Atlanta, Georgia 30328-3473

(770) 829-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Suellyn P. Tornay

Executive Vice President and General Counsel

Global Payments Inc.

10 Glenlake Parkway, North Tower

Atlanta, Georgia 30328-3473

(770) 829-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark F. McElreath, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 2 relates to the Registration Statement on Form S-3 (Registration No. 333-111768) (as amended, the “Registration Statement”) of Global Payments, Inc. (the “Company”) filed on January 8, 2004, pertaining to the offer and sale of an aggregate of up to 564,160 shares of common stock of the Company underlying stock options which were held by MRY Partners, L.P.

As of the date hereof, the Company has terminated all offerings of its securities pursuant to the Registration Statement. In accordance with an undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby terminates the Registration Statement because it has satisfied its obligation under that certain agreement by and among the Company, MRY Partners, L.P., and Robert A. Yellowlees dated December 19, 2003, to maintain an effective registration statement for the period of time specified in the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 15, 2010.

GLOBAL PAYMENTS, INC.
(Registrant)

By:	/s/ SUELLYN TORNAY
Suellyn P. Tornay
Executive Vice President and General Counsel